Exhibit 16.1

November 4, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of the Merck & Co., Inc. (formerly known as Schering-Plough Corporation) Form 8-K dated November 4, 2009 and agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Parsippany, New Jersey